Exhibit 10.1

[***] Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

THIS AGREEMENT made the day and year stated in Section 1 of the First Schedule hereto BETWEEN the party whose name and description are stated in Section 2 of the Schedule herein hereto (hereinafter referred to as “the Landlord”) of the one part and the party whose name and description are stated in Section 3 hereto of the First Schedule (hereinafter referred to as “the Tenant”).

WHEREAS the Landlord is the registered and/or beneficial owner of all the premises more particularly referred to and described in Section 4 hereto of the First Schedule (hereinafter referred to as “the said Premises”).

AND WHEREAS the Landlord has agreed to let and the Tenant has agreed to accept the tenancy of the said Premises on “as is where is” basis for the duration stated in Section 6 hereto of the First Schedule (hereinafter referred to as “the Term”) and subject to the terms and conditions hereinafter contained.

NOW THIS AGREEMENT WITNESSETH as follows:-

1.	The Landlord hereby demise unto the tenant the said Premises TO HOLD the same unto the Tenant in the manner as set in Section 5, 6, 7 and 8 of the First Schedule hereto.

2.	The Tenant hereby covenants with the Landlord as follows:-

(a)

To pay the Landlord the reserved rent on the days appointed without demand and in the manner specified in Section 8 of the First Schedule hereto (hereinafter referred to as “the Monthly Rental”), failing which the Tenant shall pay to the Landlord late payment interest at the rate of 10% per annum calculated on such unpaid Monthly Rental on daily basis;

(b)

Not to keep or to permit or to suffer to be kept on the said Premises any material of which may contravene any statute or order or local regulation or insurance policies of the said Premises or by-law to constitute a nuisance to the occupier of neighbouring property.

(c)

To keep, maintain and repair every part of the said Premises including but not limited to all M&E equipment, fixtures fittings and furniture provided therein in the same good and tenantable repair and condition as it was received by the Tenant and all the apparatus and fittings used in connection herewith including the pipes and drains therefrom in a clean and sanitary condition and to pay to the Landlord on demand all costs and expenses incurred by its in repairing, cleaning and clearing such lavatories and water closets, pipes and drain to the satisfaction of the appropriate sanitary authorities or otherwise.

(d)

To permit the Landlord and his agent with or without by giving 3 days’ notice to the Tenant workmen or others at all reasonable time to enter upon the said Premises or any part thereof for the purposes of examining the state and condition thereof and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs necessary to be done to keep the said Premises in reasonable state of repair (fair wear and tear excepted) and require the Tenant forthwith to execute such repairs and if the Tenant shall not within one (1) month after the service of the such notice proceed diligently with the execution of such repairs then it shall be lawful for the Landlord to enter the said Premises and to execute such repairs and the costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(e)

On execution of this Agreement to pay the deposit sum of money as per Section 9(a) of the First Schedule hereto to the Landlord as Security Deposit (hereinafter referred to as “the Security Deposit”) and Section 9(b) of the First Schedule hereto to the Landlord as Utility Deposit (hereinafter referred to as “the Utility Deposit”) against the Tenant’s breaches of Covenants which said sum shall be refunded without interest to the Tenant by the Landlord in accordance to the terms and conditions of this Agreement. The Security Deposit is to be forfeited if the Tenant vacates the said Premises before the due date on the determination of the tenancy hereby granted.

(f)	Not to renovate or alter or in any way or manner change the said Premises or any part thereof without the written consent of the Landlord.

(g)

To deliver and yield up peacefully the said Premises together with all the M&E equipment, fixtures fittings and furniture at the expiration of the Term hereby granted or sooner the determination of the tenancy in good and tenantable repair and condition in accordance with the Tenant’s covenants herein contained and without any claim for compensation.

(h)

To indemnify the Landlord against claims or demands or actions or proceedings settlements damages whatsoever and howsoever arising out of any injury death or damage to any persons things or property by reason of or arising in any way directly out of the repair state of repair condition existence or use of the said Premises throughout the Term hereby created and or any building structure instrument and or machinery erected installed or affixed thereon by the Tenant or in relation thereto or the trade or business for the time being carried on the said Premises and to effect and maintain or cause to be effected and maintained the adequate insurance.

(i)

To pay the whole electricity and water supply and telephone bill and bill for Indah water and other outgoings and other illuminate supplied or consumed within the said Premises and all charges for conservancy sewage and refuse removal payable by the Tenant pertaining to the said Premises or any part or parts thereto.

(j)

At its own costs and expenses to make such renovations, improvements and alterations to the interior of the said Premises generally and to install such fixtures and fittings as the Tenant shall consider to be necessary and desirable in its sole discretion to enable the demised premise to be fit provided that the approval of the municipality or other Appropriate Authority and prior consent of the Landlord is first obtained to the making of such improvements and alterations.

(k)

At its own costs and expenses to apply and obtain whatsoever licenses and approval from the Appropriate Authority for the electric supply and water utilities including but not limited to any licenses, permits and whatsoever approval for the operation of its own business at the said Premises.

(l)

To use the said Premises only for the purposes shown in Section 10 of the First Schedule hereto and solely for legitimate use and to indemnify or keep indemnified the Landlord against summonses, actions, proceedings, expenses, damages, costs, claims, demand which may be levied brought or made against him or which he may pay sustain or incur by reason of any act or omission of the Tenant or the use of the said Premises by the Tenant.

(m)

To permit the Landlord or their agents during the two (2) months immediately preceding the termination of this tenancy to affix and retain without interference on any part of the said Premises a notice for reletting same and during the two months period to permit all persons with the Landlord or their agents at reasonable times of the day to view the said Premises.

(n)

Not to do or permit to be done on the said Premises anything whereby the policy or policies of insurance against loss or damage by fire for the time being subsisting may become void or voidable or hereby the rate and rates of premium therein may be increased and to repay to the owners all sums paid by way of increased premium if such increased premium be payable in respect of the said Premises and all expenses incurred in or about any renewal of any such policy or policies rendered necessary by a breach of this covenant.

(o)	Not to assign, sublet, license or part with the possession of the said Premises or any part thereof to any one whomsoever without the prior written consent of the Landlord.

(p)

To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach or non-observance of the Tenant's covenants herein contained and to indemnify the Landlord from and against all actions claims liability costs and expenses thereby arising.

(q)

To pay the Sales and Service Tax (SST) to the Appropriate Authority in connection to this Agreement (and any other applicable tax imposed/to be imposed by the Appropriate Authority, if any) and the Tenant hereby acknowledges that the Monthly Rental is exclusive of SST and any other applicable tax imposed/to be imposed by the Appropriate Authority, if any. The Tenant shall keep the Landlord indemnify in the event of any introduction of new laws or amendment of existing laws which shall impose on the Landlord additional fees, charges, Sales and Service Tax (SST) or taxes.

(r)

To observe and comply with all building by-laws and regulations affecting the said Premises and comply with the requirements of any governmental department, local authority or other public or competent authority or court of competent jurisdiction, where such requirements are imposed, which affecting the said Premises which are now in force or which may hereinafter be enacted and enforced.

(s)

To insure against their own assets and property in the said Premises during the Term and the Landlord shall not be responsible for whatever losses and damages that the Tenant may suffer arising from the any incident.

(t)

The Tenant shall throughout the Term hereby created install adequate fire extinguishers throughout the said Premises and shall be responsible for checking and servicing them at regular intervals and the Tenant shall adhere rigidly to any security regulations prescribed by the Appropriate Authority and shall provide and ensure that the fire protection in accordance with the Fire and Rescue Department Malaysia (Bomba) requirement.

(u)

Not do any act or thing in the said Premises which is immoral or illegal or against any of the law, regulation, rules or by-laws of Malaysia and the Landlord shall not be held liable for any aforesaid act or things done by the Tenant. The Tenant shall fully indemnify the landlord in the event the landlord suffers any loss or damage as the result of the said act.

(v)

To remove all movable and immovable belongings, apparatus and all debris from the said Premises and to restore the said Premises to its original condition as it was when obtains physical possession of the said Premises upon the expiration or termination of this Agreement unless agree otherwise by the Landlord.

3.	The Landlord hereby covenants with Tenant as follows:-

(a)	To pay the assessment and quit rent relating to the said Premises but the Tenant shall pay for any increase in the assessment due to the Tenant’s renovation to the said Premises.

(b)

That upon the Tenant paying the Monthly Rental and observing and performing the several covenants stipulations and conditions on his part herein contained the Tenant shall peacefully hold and enjoy the said Premises during the Term without any interruption by the Landlord.

4.	PROVIDED ALWAYS and it is hereby expressly covenanted and agreed and declared as between the Parties here as follows:-

a)

If the Monthly Rental or any part thereof shall be unpaid and untended for Seven (7) days after becoming payable (whether formally demanded of not) or if any covenants on the Tenant's part herein contained shall not be performed or observed or if the Tenant shall become bankrupt or made or enter into an arrangement for composition with this creditors or if the Tenant purports to repudiate this Agreement by abandoning the said Premises then and in any of the said cases it shall be lawful for the Landlord or its agent at any time thereafter to determine this Agreement hereby granted by serving on the Tenant a forfeiture notice pursuant to Section 235 of the National Land Code and it is hereby mutually agreed that a reasonable time in which to remedy the breach the subject matter of the said forfeiture notice is seven (7) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied, the Landlord shall be at liberty to re-enter upon the said Premises and thereupon this Agreement shall absolutely determine without prejudice to the right of action of the Landlord in respect  of any breach of Tenant's covenants herein contained and the Security Deposit shall be forfeited by the Landlord and the Tenant shall be liable to pay to the Landlord the total Monthly Rental for the remaining unexpired Term of this Agreement in lieu of thereof as agreed liquidated damages and not by way of penalty and in the event there is any legal proceedings being commenced by the Landlord, all the legal costs shall be borne by the Tenant absolutely.

b)

This Agreement is a fixed term agreement and shall not be terminated by either party in any manner whatsoever except by effluxion of time. In the event the Tenant shall desire to terminate this Agreement and the tenancy herein prematurely before the date of expiration provided for herein, it is hereby agreed that the Landlord shall be entitled to forfeit the Security Deposit, and the Utility Deposit paid, if any shall only be refunded to the Tenant upon proof of full settlement of all charges on all utilities supplied to the said Premises (including but not limited to water, electricity and tele-communication facilities) being tendered by the Tenant and the Tenant shall be liable to pay to the Landlord the total Monthly Rental for the remaining unexpired Term of this Agreement in lieu of thereof as agreed liquidated damages and not by way of penalty. In the event the Landlord shall desire to terminate this Agreement and the tenancy herein prematurely before the date of expiration provided for herein, it is hereby agreed that the Landlord shall refund the Security Deposit, the Utility Deposit paid, if any shall only be refunded to the Tenant upon proof of full settlement of all charges on all utilities supplied to the said Premises (including but not limited to water, electricity and tele-communication facilities) being tendered by the Tenant and the Landlord be liable to pay to the Tenant the total Monthly Rental for the remaining unexpired Term of this Agreement in lieu of thereof as agreed liquidated damages and not by way of penalty.

c)

Upon the determination of this Agreement and the tenancy hereby granted by effluxion of time, the Tenant shall forthwith surrender vacant possession of the said Premises to the Landlord without demand and if the Tenant shall not then be in breach of the terms and conditions herein expressed to be observed or performed by the Tenant, the Landlord shall refund to the Tenant the Security Deposit without interest. The Utility Deposit paid, if any shall only be refunded to the Tenant upon proof of full settlement of all charges on all utilities supplied to the said Premises (including but not limited to water, electricity and tele-communication facilities) being tendered by the Tenant.

d)

The Tenant has an option to renew the tenancy by giving two (2) months’ notice in advance to the Landlord for a further period as stated in Section 11 of the First Schedule hereto subject to the terms and option as stated in Section 12 of the First Schedule hereto.

5.	In this Agreement where the context so admits, the following expressions shall have the following meanings, that is to say:-

(a)	Words importing the masculine gender only shall be deemed to include the feminine and neuter genders;

(b)	the singular shall include the plural and vice versa.

(c)	the term “Parties” means the Landlord and the Tenant and the term “party” means the Landlord or the Tenant.

(d)	the term “Appropriate Authority” means any governmental, semi-or quasi-governmental and or statutory body, agency or body invested with or exercising lawful authority.

6.	Any indulgence given by the Landlord shall not constitute a waiver or prejudice the Landlords right herein contained.

7.	Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

8.	Each party shall bear their own solicitor’s cost in preparation of this Agreement and the stamp duty shall be borne by the Tenant absolutely.

9.

Any notice, request or demand requiring to be served by either party hereto to other under this Agreement shall be in writing and shall be prepaid registered post and/or email to the following address:-

To the Landlord
Address:	No. 1413, Solok Perusahaan 1,
Kawasan Perusahaan Perai,
13600 Perai, Pulau Pinang
Email:	xxxx
Attn:	xxxx

To the Tenant
Address:
Email:

Notices are deemed received:

(a)	by prepaid registered post: at 9 am on the third business day after posting; or
(b)	by email: 24 hours from delivery if sent to the correct email address and no notice of delivery failure is received.

10.	This Agreement shall be binding on the legal representatives, successors-in-title, permitted assigns and heirs of the Parties hereto.

11.	This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the parties irrevocably submit to the jurisdiction of the Courts of Malaysia.

12.	The First Schedule and the Second Schedule annexed hereto shall be taken read and construed as an essential part of this Agreement.

13.

The Special Conditions, if any, set out in the Second Schedule hereto shall prevail if there is any conflict, discrepancy or variance between the Special Conditions as set out therein and any other term or condition of this Agreement.

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IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day and year first abovewritten:-

SIGNED by	)
)
)
for and on behalf of	)
the Landlord	)
in the presence of:-)		…………………………..…………….…
	)	SKYGATE TECHNOLOGY (M) SDN. BHD.

SIGNED by	)
)
)
for and on behalf of the Tenant	)
in the presence of:-)
	)	…………………………..…………….…
	)	TRIO-TECH (MALAYSIA) SDN. BHD.

List of Schedules and Appendixes:

THE FIRST SCHEDULE: Schedule of Lease Terms

THE SECOND SCHEDULE: Schedule of Improvements

APPENDIX A-1: Layout Plan; Provisions for Mechanical and Electrical Services

APPENDIX A-2: Layout Plan; Provisions for Fees Payable to Authorities and Utility Providers